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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------



DATE OF REPORT:   SEPTEMBER 23, 2004

DATE OF EARLIEST EVENT REPORTED:    SEPTEMBER 17, 2004

                   MARTHA STEWART LIVING OMNIMEDIA, INC.
           (Exact name of registrant as specified in its charter)



       DELAWARE                    001-15395                    52-2187059
   (State or other          (Commission File Number)         (I.R.S. Employer
   jurisdiction of                                        Identification Number)
   incorporation or
    organization)

                            11 WEST 42ND STREET
                             NEW YORK, NY 10036
                  (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:           (212) 827-8000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


On September 17, 2004, Martha Stewart Living Omnimedia, Inc. (the "Company") entered into a new employment agreement with Martha Stewart. The following summary is qualified in its entirety by reference to the text of the employment agreement, a copy of which is filed as an exhibit to this report. The agreement, which replaced Ms. Stewart's prior employment agreement, is for a term of five years. During the term of the agreement, Ms. Stewart will serve as Founder, Chief Editorial and Media Director of the Company. Ms. Stewart will receive a base salary of $900,000 per year, subject to annual review by the Board of Directors and increase in the Board's discretion. Ms. Stewart will be entitled to an annual bonus in an amount determined by the Compensation Committee of the Board based on the achievement of Company and individual performance goals established by the Compensation Committee for each fiscal year, with a target annual bonus equal to 100% of base salary and a maximum annual bonus equal to 150% of base salary, but in no event less than 55% of base salary. Ms. Stewart will not be entitled to earn base salary or annual bonus in respect of any period during which she is imprisoned, excluding any period of home confinement.

Ms. Stewart will be entitled to participate in all welfare benefit plans and programs maintained by the Company from time to time for the benefit of its senior executives, on a basis no less favorable than in effect immediately prior to the effective date of the agreement, and will be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives, other than any equity-based incentive plans, severance plans, retention plans and any annual cash incentive plan, on a basis no less favorable than in effect immediately prior to the effective date of the agreement. Ms. Stewart will be entitled to reimbursement for all business, travel and entertainment expenses on a basis no less favorable than in effect immediately prior to the effective date of the agreement and subject to the Company's current expense reimbursement policies. The Company is also required to provide Ms. Stewart with automobiles and drivers on a basis no less favorable than in effect immediately prior to the effective date of the agreement, and certain other benefits. In addition, Ms. Stewart will receive an annual non-accountable expense allowance of $100,000 per year.

In consideration of the continued services of Ms. Stewart as on-air talent for television and radio programs of the Company, the Company paid Ms. Stewart $200,000 on the effective date of the agreement. In addition, for each edition of certain potential future network television programming which features Ms. Stewart as on-air talent, the Company will pay Ms. Stewart an amount equal to the greater of $500,000 and two-thirds of all talent fees due to the Company in respect of such edition. For any other original network, cable or syndicated show of the Company produced after the effective date and in which Ms. Stewart is the on-air talent ("New Programming"), Ms. Stewart will be entitled to receive an amount equal to the fair market value of her talent services, as mutually agreed by Ms. Stewart and the Board. In addition, with respect to any re-run or re-packaging of any New Programming, Ms. Stewart will receive an amount equal to ten percent of the adjusted gross revenues from such re-run or re-packaging.


The agreement contains termination and severance provisions substantially comparable to Ms. Stewart's prior employment agreement. Under the agreement, if Ms. Stewart is terminated without cause or terminates her employment for good reason, she will be entitled to a lump sum payment equal to the sum of (A) base salary and accrued vacation pay through the date of termination, (B) three times her base salary and (C) the higher of
(1) $5,000,000 or (2) three times the highest annual bonus paid with respect to any fiscal year beginning during the term of the agreement. The Company will also continue to provide Ms. Stewart for the greater of the remaining term of the agreement or three years following the date of termination, the same medical, hospitalization, dental and life insurance programs to which she was otherwise entitled under the agreement and will continue to provide use of automobiles, staff and offices for three years.

The agreement contains confidentiality, non-competition, non-solicitation and indemnification provisions substantially identical to the prior employment agreement.

In connection with the execution of the new employment agreement with Ms. Stewart, on September 17, 2004, the Company also entered into a new location rental agreement with Ms. Stewart relating to the Company's use of her properties, substantially in the form of the prior location rental agreement with Ms. Stewart. Unless earlier terminated, the agreement is for a three year term and provides for annual payments to Ms. Stewart of $500,000 per year, which will be increased to $750,000 in each of the second and third years if during the relevant year the Company is producing any original network, cable or syndicated television show for which Ms. Stewart serves as on-air talent. A copy of the location rental agreement is filed as an exhibit to this report and is incorporated herein by reference.

In addition, on September 17, 2004, the Company and Ms. Stewart entered into a letter agreement amending the Intellectual Property License and Preservation Agreement between Ms. Stewart and the Company. A copy of this letter agreement is filed as an exhibit to this report and is incorporated herein by reference.

Item 1.02.   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the execution of the new employment agreement between the Company and Martha Stewart, the Company and Ms. Stewart agreed to terminate the employment agreement between the Company and Ms. Stewart dated October 22, 1999, as amended, effective as of September 16, 2004.

Item 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES

In consideration of the execution of a consulting agreement under which Mark Burnett has agreed to act as an advisor and consultant to the Company with respect to various television matters, on September 17, 2004, the Company issued to Mr. Burnett a warrant to purchase 2,500,000 shares of the Company's Class A Common Stock at an exercise price of $12.59 per share. The warrant will vest and become exercisable in tranches subject to the achievement of various milestones relating to the broadcast of primetime network television programming or production of a new series of Martha Stewart Living or a successor program. The warrant will expire on March 17, 2012. The warrant was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01     EXHIBITS

10.1 Employment Agreement dated as of September 17, 2004, between Martha Stewart Living Omnimedia, Inc. and Martha Stewart

10.2 Location Rental Agreement dated as of September 17, 2004, between Martha Stewart Living Omnimedia, Inc. and Martha Stewart

10.3 Letter Agreement dated September 17, 2004, between Martha Stewart Living Omnimedia, Inc. and Martha Stewart


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.



     Dated: September 23, 2004


                                       MARTHA STEWART LIVING OMNIMEDIA, INC.


                                       By:        /s/ James Follo
                                          -------------------------------------
                                          James Follo
                                          Executive Vice President, Chief
                                          Financial and Administrative Officer

                             Index of Exhibits

Exhibit No.                  Description
-----------                  -----------

10.1 Employment Agreement dated as of September 17, 2004, between Martha Stewart Living Omnimedia, Inc. and Martha Stewart

10.2 Location Rental Agreement dated as of September 17, 2004, between Martha Stewart Living Omnimedia, Inc. and Martha Stewart

10.3 Letter Agreement dated September 17, 2004, between Martha Stewart Living Omnimedia, Inc. and Martha Stewart